UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report - September 8, 2008 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, Ingersoll-Rand Company Limited (the “Company”) elected Richard J. Weller, age 52, as Vice President and Controller, effective as of that date. Mr. Weller serves as the Principal Accounting Officer of the Company, effective September 8, 2008. He succeeds Richard W. Randall, former Vice President and Controller and Principal Accounting Officer of the Company. Mr. Randall will now serve as the Company’s Vice President Finance.

From June 2008 until present, Mr. Weller served as Vice President Finance leading the integration of the finance organization in connection with the Trane acquisition and from May 2005 until June 2008 he served as Vice President Finance for the Security Technologies Sector of the Company. Previously, Mr. Weller served as Vice President Finance for Shared Services at Textron from 2002 until May 2005.

Mr. Weller’s new position includes the following compensatory arrangements: an annual base salary of $330,000; a target annual cash incentive opportunity of 60% of base salary; a target annual award of stock options valued at $200,000; a target annual award under the Performance Share Program of 5,000 Class A common shares; participation in a deferred compensation plan and the Company’s Elected Officer Supplemental Program; and the use of a Company automobile.

The description above is a summary of the employment letter dated September 8, 2008 (the “Offer Letter”) and is qualified in its entirety by the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Additional information about the Company’s annual cash incentive, performance share and stock option programs, retirement plans and other executive compensation, benefit and perquisite arrangements is available in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 16, 2008.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Offer Letter dated September 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED (Registrant)

Date: September 10, 2008	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter dated September 8, 2008